INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Konared Corporation on Form S-1 of our report dated October 10, 2013. We also consent to the reference to us under the heading “Experts” in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 20, 2014